LOAN, SECURITY AND PLEDGE AGREEMENT

THIS LOAN, SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of September 22, 2023 (the “Effective Date”), by and among WAREHOUSE GOODS LLC, a Delaware limited liability company (“Borrower”), the guarantors listed on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”; together with Borrower, each an “Obligor” and collectively, the “Obligors”) and SYNERGY IMPORTS LLC, a Nevada limited liability company (“Lender”).

RECITALS

WHEREAS, Borrower has, in connection with the execution and delivery of this Agreement, executed that certain Secured Promissory Note, dated the date hereof, in favor of Lender in the maximum principal amount of $6,894,381.22 (as amended, amended and restated, supplemented or otherwise modified from time to the time, the “Note”) (this principal amount is derived as follows: (a) $2,200,000 in Advances made under this Agreement, (b) up to $501,166.37 in deferred payments owed to Eyce and not yet due as of the date hereof (as described in Item 2(a) of Schedule 2 hereto, (c) $1,537,437.22 in outstanding deferred payments owed to Organicix as of the date hereof (as described in Item 2(b) of Schedule 2 hereto), and (d) up to $2,655,777.63 in deferred payments owed to Organicix and not yet due as of the date hereof (as described in Item 2(c) of Schedule 2 hereto);

WHEREAS, each Guarantor is party to that certain Guaranty, dated as of the date hereof, in favor of Lender pursuant to which the Guarantors have guaranteed the Secured Obligations (as hereinafter defined) under the Note;

WHEREAS, Borrower and each Guarantor will receive substantial and direct and indirect benefits from the execution, delivery and performance of the obligations under the Note and the other Loan Documents, and each is, therefore, willing to enter into this Agreement and

WHEREAS, it is a condition to the Lender making the Loan to the Borrower under the terms and conditions of the Note that each of the Obligors enter into this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

(a)Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note, and the following terms shall have the meanings set forth in the UCC: Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Contract, control, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Security Entitlement, Security, Securities Intermediary, Supporting Obligation, Tangible Chattel Paper and Uncertificated Security.

(b)In addition, the following terms shall have the meanings set forth below: “Advance” has the meaning set forth in Section 2.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“AR Financing Agreements” means (i) that certain Agreement for the Purchase and Sale of Future Receipts, dated July 28, 2023, between Greenlane Holdings, Inc. and various affiliates thereof, as sellers, and Agile Capital Funding, as buyer, (ii) that certain Standard Merchant Cash Advance Agreement, dated July 13, 2023, among Greenlane Holdings, Inc. and various affiliates thereof, as seller, and Cedar Advance LLC or (iii) any other agreement between any Obligor and any other Person pursuant to which such Obligor has sold to such Person rights in any Receivable or other Rights to Payment, in each case, in respect of goods sold by such Obligor in the ordinary course of business.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Las Vegas, Nevada are authorized or required by Law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.

“Cash Commitment” has the meaning set forth in Section 2.

“CFC” means a controlled foreign corporation (as that term is defined in the Code).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the regulations promulgated thereunder.

“Collateral” has the meaning provided in Section 5.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Copyright License” means any agreement, whether written or oral, naming any Obligor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” has the meaning provided in Section 8(g)(i).

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (b) the right to obtain all renewals thereof and (c) all income, royalties and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

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“Databases” means databases and other compilations and collections of data or information that are proprietary to the applicable Obligor.

“Debtor Relief Laws” means the Bankruptcy Code, or any other applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.

“Default Rate” has the meaning set forth in the Note.

“Deferred Payments” has the meaning set forth in Section 2.

“Designated Officers” has the meaning set forth in Section 8(d).

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any political subdivision of the U.S.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning set forth in Section 12(a).

“Excluded Account” means any Accounts created due to the sale of goods in the ordinary course, including without limitation Accounts that have been sold pursuant to an AR Financing Agreement.

“Excluded Chattel Paper” means any Chattel Paper that documents or evidences any Excluded Account or Excluded Receivable.

“Excluded Commercial Tort Claim” means any Commercial Tort Claim that is a claim for any amounts due under any Excluded Account or Excluded Receivable.

“Excluded Instrument” means any Instrument that documents or evidences any Excluded Account or Excluded Receivable.

“Excluded Money” means any Money that has been received as payment for any Excluded Account or Excluded Receivable.

“Excluded Property” means, with respect to any Obligor, including any Person that becomes a Obligor after the Closing Date, (a) any interest of any Obligor under any governmental approval if granting a security interest or Lien thereon is prohibited or would expose any Obligor to the risk of termination, revocation or any similar result with respect to such governmental approval, (b) any interest of any Obligor as a licensee or a sub-licensee under an inbound license or inbound sublicense of Intellectual Property if any Obligor is prohibited by the terms of such lease or license from granting a security interest in such lease

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or license or under which such an assignment or Lien would cause a default to occur under such lease or license (other than to the extent that any such term would be rendered ineffective pursuant to Section 104.9407 of the UCC), (c) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law, (d) any Equity Interests held by any Obligor (i) other than in Merger Sub Gotham 2 LLC, a Delaware limited liability company, HSCM LLC, a Delaware limited liability company, and Vapeworld Distribution Ltd., a British Columbian Canadian corporation, , and (ii) in any Subsidiary that is a CFC in excess of 65% of the outstanding voting Equity Interests of such CFC if pledging a greater amount would result in adverse tax consequences or the costs to the Obligors of providing such pledge are unreasonably excessive (as determined by Lender in its sole discretion) in relation to the benefits to Lender of the security afforded thereby, (e) any Deposit Accounts, (f) any Excluded Receivables,
(g) any Excluded Accounts, (h) any Excluded Commercial Tort Claims, (i) any Excluded Chattel Paper,
(j) any Excluded Instruments, (k) any Excluded Money and (l) any other property as to which Lender and the Borrower reasonably agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Lender therefrom.

“Excluded Receivables” means any Receivable arising from an Account created due to the sale of goods in the ordinary course, including without limitation any Receivable that has been sold pursuant to an AR Financing Agreement.

“Eyce” means Eyce LLC, a Colorado limited liability company.

“Federal Cannabis Laws” means any U.S. federal laws and regulations as such relate to the cultivation, harvesting, production, distribution, sale and possession of marijuana, hemp or products containing the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18
U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards.

“Guarantors” has the meaning set forth in the preamble to this Agreement.

“Holdings” means Greenlane Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiary” means the Subsidiaries of Holdings that are set forth in Schedule 1(a)
hereto.

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“Intellectual Property” means, collectively, all rights, priorities and privileges relating to all forms of intellectual property, now owned or hereafter acquired, whether arising under United States or foreign laws or otherwise, including the Copyrights, the Patents, other rights with respect to software (including registrations thereof and applications therefor), industrial design rights (including registrations thereof and applications therefor), the Trademarks, the IP Licenses, Internet Domain Names, Trade Secrets (including rights to limit the use or disclosure thereof by any person), rights with respect to Databases (including registrations thereof and applications therefor), and any rights equivalent or similar to any of the foregoing, and all rights to sue at law or in equity for any infringement or other impairment of any of the foregoing, including the right to receive all proceeds and all damages therefrom.

“Internet Domain Names” means all rights, title and interests arising under any law in or relating to Internet domain names, including registrations thereof and applications therefor.

“IP License” means all agreements, whether written, granting by any Obligor any right, title or interest in any Intellectual Property, including all Copyright Licenses, Patent Licenses and Trademark Licenses, set forth on Schedule I to each of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Requirements” has the meaning set forth in Section 6(h).

“Lender” has the meaning set forth in the preamble to this Agreement.

“Lien” means, as to any asset or property of any Person, (a) any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such asset or property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement, which is in the maximum principal amount of up to $6,894,381.22.

“Loan Documents” means this Agreement, the Guaranty, the Note and all other instruments, documents, certificates and agreements executed and delivered pursuant to or in connection with this Agreement, the Guaranty or the Note.

“Material Adverse Effect” means a continuing material adverse effect (a) initially arising on or after the date of this Agreement and not in the ordinary course of an Obligor’s business as of the date of this Agreement on the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of any Obligor; (b) the validity or enforceability of this Note or any other Loan Document; (c) the perfection or priority of any Lien purported to be created under, in accordance with and subject to this Agreement; (d) the rights or remedies of Lender hereunder or under any other Loan

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Document; or (e) the ability of the Obligors, taken as a whole, to perform any of their material obligations hereunder or under any other Loan Document.

“Maturity Date” has the meaning set forth in the Note.

“MWI Settlement Agreement” means that certain Settlement Agreement and Release of Claims dated as of November 8, 2021, between, on one hand, Borrower and Eyce, on one hand, and, on the other hand, Manish Sohani, an individual, and Mike’s Novelties, Inc., a Texas corporation.

“Note” has the meaning set forth in the recitals to this Agreement.

“Obligor” has the meaning set forth in the preamble to this Agreement.

“ORAFLEX IP Assignment” means that certain Intellectual Property Assignment and License Agreement to be executed by Borrower and Eyce, in form and substance satisfactory to Lender, relating to certain rights in intellectual property owned by Borrower related to certain of Borrower’s products, known as ORAFLEX.

“Organicix” means Organicix, LLC, a Nevada limited liability company.

"Other Cannabis Laws” means federal laws and regulations relating to cannabis and hemp related paraphernalia, and laws and regulations of state and jurisdictions other than the United States relating to cannabis and hemp (both natural and synthetic) and cannabis and hemp related paraphernalia.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use, sell, offer for sale or import any invention covered in whole or in part by a Patent.

“Patent Security Agreement” has the meaning provided in Section 8(g)(i) hereof.

“Patents” means (a) all U.S. and foreign invention patents, utility patents, utility model patents, petty patents, design patents, other patents, patent applications of any of the foregoing, and provisional patent applications; (b) reissues, substitutions, confirmations, renewals, extensions, registrations, validations, re-examinations, additions, continuations, continuations-in-part, divisionals, or any supplements or restoration of patent terms of or to any patent or patent application in (a), as applicable; (c) reinstatement or revival of any patent or patent application in (a) or (b); (d) all goodwill associate with respect to any of the foregoing; and (e) all income, royalties and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

“Perfection Certificate” means that certain Perfection Certificate, dated as of the date hereof, by the Obligors.

“Permitted Liens” has the meaning set forth in Section 9(b).

“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Pledged Equity” means, with respect to the Subsidiaries (i) Merger Sub Gotham 2 LLC, a Delaware limited liability company, (ii) HSCM LLC, a Delaware limited liability company, and (iii)

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Vapeworld Distribution Ltd., a British Columbian Canadian corporation, and (iv) 100.00% of the issued and outstanding Equity Interests that are directly owned by such Subsidiary, together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of such Subsidiary.

Notwithstanding the foregoing, the Pledged Equity shall not include any Equity Interests held by any Obligor in any Subsidiary that is a CFC in excess of 65% of the outstanding voting Equity Interests of such CFC if pledging a greater amount would result in adverse tax consequences or the costs to the Obligors of providing such pledge are unreasonably excessive (as determined by Lender in its sole discretion) in relation to the benefits to Lender of the security afforded thereby.

“Receivable” means any Rights to Payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Rights to Payment” means any and all of any Obligor’s Accounts and any and all of any Obligor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means, without duplication, (i) all obligations, indebtedness and liabilities of Borrower and the other Obligors to Lender now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, joint, several, or joint and several arising under or pursuant to the Note, this Agreement, the Guaranty or the other Loan Documents, and all interest accruing thereon (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding), (ii) all obligations, indebtedness and liabilities of any Obligor to Eyce and Organicix now existing, including, without limitation, (a) under or pursuant to any promissory notes executed by such Obligor in favor of Eyce or Organicix, (b) with respect to any product launch contingent payments owed by Borrower to Organicix pursuant to that certain Asset Purchase Agreement between Organicix and Borrower and (c) under the MWI Settlement Agreement, and
(iii) all costs and expenses incurred in connection with enforcement and collection of the obligations described in clause (i), including the fees, charges and disbursements of counsel.

“Specified Obligations” means the obligations, indebtedness and liabilities described in clauses (i) and (iii) of the definition of Secured Obligations.

“Software” means, without limitation, “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC, and including any storage devices on which such items may be located.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

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“Trade Secrets” means anything that would constitute a trade secret under applicable Law and information that derives independent economic value (actual or potential) from not being generally known to and not being readily ascertainable by proper means by a person able to obtain economic value from its use or disclosure, including all inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, databases, data collections, drawings, blueprints mask works, devices, methods, techniques, processes, know-how, confidential information, proprietary information, customer lists, software, and technical information.

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademark Security Agreement” has the meaning provided in Section 8(g)(i) hereof.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, whether registered or unregistered, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common- law rights related thereto, (b) the right to obtain all renewals thereof and (c) all income, royalties and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada, or in any other state whose laws are held to govern this Agreement or any portion hereof.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2.Terms and Conditions. Subject to and upon the terms contained in this Agreement and relying on the representations and warranties contained in the other Loan Documents, Lender agrees to make a senior secured loan to Borrower as evidenced by the Note in the aggregate principal amount equal to the cash commitment (the “Cash Commitment”) set forth on Schedule 2 and the deferred payments owed by Borrower set forth on Schedule 2 (the “Deferred Payments”). As more particularly described in, and subject to the terms and conditions of this Section 2, the Loan shall be funded through one or more advances (each, an “Advance”) with the first Advance to be disbursed as of the Effective Date and the remaining proceeds of the Loan to be funded thereafter in accordance with this Section 2.

(a)First Advance. Subject to the terms and conditions of this Agreement, Lender shall fund the first Advance in the amount of $1,600,000.00 to Borrower on the Effective Date. The proceeds of the first Advance shall be used exclusively by Borrower to reimburse Lender for

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certain costs and expenses incurred by Lender in connection with the Loan and in accordance with the agreed upon use of proceeds as set forth in Section 8(b) hereof.

(b)Second Advance. Subject to Borrower’s delivery to Eyce of the executed ORAFLEX IP Assignment, Lender shall fund the second Advance in the amount of $600,000.00 to Borrower on September 27, 2023.

(c)Maximum Total Commitment. Notwithstanding anything to the contrary in this Agreement or in any of the other Loan Documents, under no circumstances shall Lender be obligated to fund a Cash Commitment in excess of $2,200,000.00.

(d)Release from Restrictive Covenants. Effective as of the Effective Date, Borrower shall release all Persons from the restrictive covenants relating to non-competition and non- solicitation set forth in the Asset Purchase Agreement dated as of March 2, 2021 with respect to the purchase of assets of Eyce, the Asset Purchase Agreement dated as of October 13, 2021 with respect to the purchase of assets of Organicix, LLC, and the Employment Agreements related thereto.

3.Expenses and Costs. Borrower shall pay to Lender the reasonable and documented costs and expenses (including reasonable attorneys’ fees) of Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents on the Effective Date where such costs and expenses shall be deducted from the first Advance.

4.Payments and Interest. Borrower agrees to pay the principal amount of the Loan and interest on the unpaid principal amount of the Loan and all other amounts due under this Agreement, the Note and other Loan Documents from time to time outstanding at the rates and at the times specified in the Note. The outstanding balance of the principal amount of the Loan and all accrued and unpaid interest thereon and all other amounts due under this Agreement, the Note and other Loan Documents shall be due and payable, and Borrower agrees to pay such amounts, in all events, on the Maturity Date.

5.Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, stated maturity, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby unconditionally grants, assigns and pledges to Lender a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter and wherever located (collectively, the “Collateral”): (a) all Accounts other than Excluded Accounts; (b) all Chattel Paper other than Excluded Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 5(c) hereto or described in any notice sent pursuant to Section 8(i) of this Agreement; (d) all Documents; (e) all Equipment; (f) all Fixtures; (g) all General Intangibles; (h) all Instruments other than Excluded Instruments; (j) all Intellectual Property, (k) all Inventory; (l) all Investment Property; (m) all Letter-of-Credit Rights; (n) all Money other than Excluded Money; (o) all Pledged Equity; (p) all Receivables, including, without limitation, Receivables payable to Borrower pursuant to the MWI Settlement Agreement, but excluding the Excluded Receivables; (q) all owned or leased real property, (r) all Software; (s) all Supporting Obligations; (t) all other personal property not otherwise described above that is not Excluded Property; and (u) all Accessions and all Proceeds and products of any and all of the foregoing, including all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend or attach to any Excluded Property or the Proceeds thereof.
The Obligors and Lender hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights,

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Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses. Recourse to security shall not be required for any Secured Obligation, and each Obligor hereby waives any requirement that Lender exhaust any right or take any action against any of the Collateral before proceeding to enforce the Secured Obligations against such Obligor.

6.Representations and Warranties. Each Obligor hereby represents and warrants to Lender

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that:

(a)Organization. Each Obligor has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged. Each Obligor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each Obligor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. Each Obligor has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement, including the power and authority to do business in each relevant jurisdiction. The signatory hereto has all requisite power, authority and legal right to execute this Agreement, the Note and the other Loan Documents on each Obligor’s behalf to which said Obligor is a party.

(b)Authorization, Execution and Delivery. Each Obligor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of such Obligor and constitute the legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for Obligors to execute, deliver, or perform any of its material obligations under this Agreement or the other Loan Documents to which it is a party.

(d)No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Obligors will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default

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under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Obligors pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which any Obligor is a party or by which any of Obligors’ property or assets is subject, nor to Obligors’ actual knowledge will such action result in any violation of the provisions of any legal requirements of any Governmental Authority having jurisdiction over Obligors or any of their respective property or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Obligors of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

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(e)Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the knowledge of Borrower, threatened in writing against or affecting any Obligor, which actions, suits or proceedings, if determined against such Obligor, could reasonably be expected to have a Material Adverse Effect, other than customs seizures and NASDAQ actions.

(f)Agreements. Obligors are not a party to any agreement or instrument or subject to any restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor is in continuing default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Obligor is bound. Obligors have no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Obligors or their respective property is otherwise bound, other than (i) any obligations incurred in the ordinary course of business, (ii) the obligations under the Loan Documents and (iii) as set forth in Borrower’s financial statements.

(g)Full and Accurate Disclosure. No statement of fact made by or on behalf of Obligors in this Agreement or in any of the other Loan Documents contains any intentionally untrue statement of a material fact or intentionally omits to state any material fact necessary to make statements contained herein or therein not misleading. Except as set forth in Schedule 6(g), there is no fact presently known to Obligors that has not been disclosed to Lender that has a Material Adverse Effect on, or that could reasonably be expected to have a Material Adverse Effect on, the business, operations or condition (financial or otherwise) of Obligors or their respective property.

(h)Compliance. To the best of knowledge of Obligors, Obligors and their respective businesses and properties comply in all material respects with (and no notices of violation have been received in connection with) all applicable laws, ordinances, orders, determinations and court decisions, that may now or hereafter pertain to or affect Obligors and their respective businesses and properties (the “Legal Requirements”) except with respect to Federal Cannabis Laws and Other Cannabis Laws. Obligors shall at all times comply with all present or future Legal Requirements affecting or relating to Obligors and their respective businesses and properties except with respect to Federal Cannabis Laws and Other Cannabis Laws.

Obligors agree that all of the representations and warranties of Obligors set forth in this Section and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Obligors shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. If, due to changed circumstances, any representation or warranty becomes untrue in any material respect after the Effective Date, and provided that Obligors promptly notify Lender of the manner in which any representation or warranty is no longer true and the changed circumstances do not result in any breach of a covenant under the Loan Documents and do not result from or constitute an Event of Default, such changed circumstances shall not, in and of themselves, constitute an Event of Default.
7.Representations and Warranties – Collateral. Each Obligor hereby represents and warrants to Lender that:

(a)Ownership.

(i)Each Obligor is the legal and beneficial owner of, or has rights to use, its Collateral, having title to, or good and valid rights to such Collateral, and has the right to pledge, sell, assign or transfer the same.

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(ii)To the knowledge of such Obligor, as of the date hereof, there exists no Adverse Claim with respect to the Pledged Equity of such Obligor.

(b)Security Interest/Priority. This Agreement creates a valid security interest in favor of Lender in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest (subject to any Permitted Liens) in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

(c)Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As- Extracted Collateral, Farm Products, Manufactured Homes or standing timber.

(d)Equipment and Inventory. With respect to any Equipment and/or Inventory of an Obligor, each such Obligor has exclusive possession and control of such Equipment and Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee, (ii) Equipment or Inventory in transit with common carriers or (iii) Equipment or Inventory in the possession of a bailee, warehouseman, agent or processor, or held on consignment.

(e)Authorization of Pledged Equity. To such Obligor’s knowledge, all Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person. None of such Pledged Equity is subject to any option, right of first refusal, call, purchase or similar right of any Person.

(f)No certificated Equity Interests; No Other Equity Interests, Instruments, Etc.

(i)To such Obligor’s knowledge, none of the issued and outstanding Equity Interests of any Subsidiary (other than any Immaterial Subsidiary) of Holdings that is directly owned by any Obligor is certificated.

(ii)As of the date hereof, all Pledged Equity of the Obligors is described on Schedule 1(b) hereto.

(iii)To such Obligor’s knowledge, no Obligor holds any Instruments (other than Excluded Instruments), Documents or Tangible Chattel Paper having a value, individually or in the aggregate, in excess of $10,000, other than as set forth on Schedule 7(f) hereto.

(iv)To such Obligor’s knowledge, such Obligor has not previously assigned any interest in any Instruments held by such Obligor (other than pursuant to any Permitted Liens).

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(v)To such Obligor’s knowledge, all Instruments, Documents and Tangible Chattel Paper that constitute Collateral having a value, individually or in the aggregate, in excess of $25,000 have been delivered to Lender.

(g)Partnership and Limited Liability Company Interests. None of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an “investment company security” (as defined in Section 104.8103(b) of the UCC), (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(h)Consents; Etc. There are no restrictions in any Constituent Document governing any Pledged Equity or any other document which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien, (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement or (iv) in any manner the rights of any present or future holder of any Pledged Equity with respect thereto. Except for (A) the filing or recording of UCC financing statements,
(B) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office and the foreign equivalents of each of them, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 8(f) hereof),
(D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of a Subsidiary that is not a Domestic Subsidiary, and (F) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (x) the grant by such Obligor of the security interest in the Collateral granted hereby or any other Loan Documents, or for the execution, delivery or performance of this Agreement by such Obligor, (y) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 8(f) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, or any foreign equivalent of any of them), or (z) the exercise by Lender of the rights and remedies provided for in this Agreement and the other Loan Documents.

(i) Commercial Tort Claims. To such Obligor’s knowledge, as of the Closing Date, no Obligor has any Commercial Tort Claims (other than Excluded Commercial Tort Claims) seeking damages, individually or in the aggregate, in excess of $25,000 other than as set forth on Schedule 5(c) hereto.

(j)Intellectual Property.

(i)To such Obligor’s knowledge, all Intellectual Property of such Obligor is valid, subsisting, unexpired, enforceable, has not been abandoned and, to the knowledge of such Obligor, does not infringe the intellectual property rights of any other Person.

(ii)No holding, decision or judgment has been rendered by any Governmental Authority that would, in any respect, limit, cancel or question the validity of, or such Obligor’s rights in, any Intellectual Property that is material to Borrower’s and its Subsidiaries’ business, taken as a whole.

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(iii)No action, suit, claim, demand or proceeding with respect to any Intellectual Property is pending, or, to the knowledge of such Obligor, threatened in writing, except as has been disclosed to Lender.

(iv)All applications pertaining to the Copyrights, the Patents and the Trademarks of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(v)Such Obligor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property that is material to Borrower’s and its Subsidiaries business, taken as a whole, and included in the Collateral in full force and effect.

(vi)No Obligor has made any assignment or agreement in conflict with the security interest in the Copyrights, the Patents or the Trademarks of any Obligor hereunder, other than, for the avoidance of doubt, Permitted Liens.

(vii)With respect to each IP License: (A) such agreement is valid and binding and in full force and effect in all material respects and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (B) such Obligor has not received any written notice of termination or cancellation under such agreement; (C) such Obligor has not received any written notice of a breach or default under such agreement, which breach or default has not been cured; (D) no Obligor and (to the knowledge of any Obligor) no other party thereto is in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or otherwise permit termination, modification or acceleration under such agreement; and (E) no breach or default of any IP License shall be caused by the entry into any Loan Document or the consummation of the transactions contemplated thereby.

(viii)Such Obligor has taken commercially reasonable steps to protect (A) the confidentiality of its material Trade Secrets and (B) its interest in its Intellectual Property, except to the extent such Obligor has determined such Intellectual Property is no longer necessary or relevant in the ordinary course of business.

(ix)To such Obligor’s knowledge, as of the date hereof, no Person is infringing, misappropriating, or diluting any Intellectual Property owned by such Obligor other than with respect to Intellectual Property relating to the DaVinci and Eyce brands.

(x)Holdings does not own, directly or indirectly, any material Intellectual Property that has been registered with the United States Patent and Trademark Office or the United States Copyright Office and that is not listed on Schedule I to each of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement.

(k)Reserved.

(l)Representations in Note.    In the case of Borrower, all representations and warranties set forth in Section 6 of the Note that relate to or are contemplated to be made by

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Borrower are hereby incorporated herein by reference, are true and correct in all material respects (or, in the case of representations qualified by materiality, Material Adverse Effect or dollar amount threshold, in all respects) as of the date on which such representations and warranties are made or deemed made pursuant to the Note, and the Lender shall be entitled to rely on each of them as if they were fully set forth herein.

(m)Representations Relating to the Guaranty.

(i)Each Obligor has knowledge of each other Obligor’s financial condition and affairs and it has adequate means to obtain from each other Obligor, on an ongoing basis, information relating thereto and to such Obligor’s ability to pay and perform the Secured Obligations, and agrees to assume responsibility for keeping, and to keep, so informed until the Maturity Date. Each Obligor acknowledges and agrees that Lender shall have no obligation to investigate the financial condition or affairs of any other Obligor for the benefit of such Obligor nor to advise such Obligor of any fact respecting, or any change in, the financial condition or affairs of any other Obligor that might become known to Lender at any time, whether or not Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Secured Obligations.

(ii)It is in the best interests of each Obligor to execute this Agreement inasmuch as such Obligor will derive substantial direct and indirect benefits from the Loan and other financial accommodations made to Borrower by Lender pursuant to the Loan Documents, and each Obligor agrees that Lender is relying on this representation in agreeing to make the Loans and other financial accommodations made to the Borrower.

(n)Perfection Certificate; Jurisdiction of Organization; Chief Executive Office. Each Obligor is concurrently delivering with this Agreement to Lender the Perfection Certificate signed by such Obligor. Each Obligor represents and warrants to Lender as of the date hereof (or, to the extent that any information is expressly stated to have been made as of an earlier date, as of such earlier date) that: (a) such Obligor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Obligor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth such Obligor’s organizational identification number or accurately states that such Obligor has none, (d) the Perfection Certificate accurately sets forth such Obligor’s address of its books and records, and (e) all other information set forth on the Perfection Certificate pertaining to such Obligor is accurate and complete in all material respects.

8.Covenants. Each Obligor hereby agrees and covenants that until such time as the Specified Obligations have been indefeasibly paid in full in cash or immediately available funds and all commitments of the Lender have terminated:

(a)Maintenance of Existence. Such Obligor shall preserve, renew, and maintain in full force and effect its organizational existence and take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)Use of Proceeds. Borrower shall use the proceeds of the Loan hereunder only to
(i) pay for the costs, expenses and fees in connection with the Loan and (ii) finance general

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operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof.

(c)Compliance. Such Obligor shall comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d)Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after any Designated Officer (as defined below) of the Borrower has actual knowledge that an Event of Default has occurred, Borrower shall notify Lender in writing of the nature and extent of such Event of Default and the action, if any, it or any Obligor has taken or proposes to take with respect to such Event of Default. The “Designated Officers” shall be each of the following, and their duly appointed replacements:
Craig Snyder, CEO Lana Reeve, CFLO

(e)Payment of Obligations. Such Obligor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, except for those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or, all taxes and other assessments and governmental charges or levies imposed upon such Obligor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Obligor’s Collateral.

(f)Pledged Equity/Control.

(i)Such Obligor shall deliver to Lender promptly (but in any event within ten
(10) Business Days or such later date as Lender may reasonably agree) upon the receipt thereof by or on behalf of such Obligor, all certificates and instruments constituting Pledged Equity (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Equity), option or rights in respect of any Pledged Equity, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof. Prior to delivery to Lender, all such certificates, instruments, and other documents constituting Pledged Equity shall be held in trust by such Obligor for the benefit of Lender pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 8(f)(i) hereto.

(ii)If any of the Collateral of such Obligor (other than cash or Cash Equivalents) is or shall become evidenced or represented by an Uncertificated Security, such Obligor shall promptly notify Lender in writing thereof, and upon the reasonable request of Lender, cause the issuer thereof either (A) to register Lender as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (B) to promptly (but in any event within ten (10) Business Days of such request or such later date as Lender may reasonably agree) agree in writing with such Obligor and Lender that

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such issuer will comply with instructions with respect to such Uncertificated Security originated by Lender without further consent of such Obligor.

(iii)No Obligor will consent to any person having “control” (within the meaning of Section 104.9107 of the UCC) over any Letter-of-Credit Rights which such Obligor has an interest, other than Lender, or any other interest therein, other than Permitted Liens.

(iv)Such Obligor shall execute and deliver to Lender all agreements, assignments, instruments or other documents necessary or as reasonably requested by Lender for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Investment Property (other than any Deposit Accounts), (B) Letter-of- Credit Rights and (C) Electronic Chattel Paper (other than Excluded Chattel Paper), duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement; provided that all of such property owned by any Obligor as of the date hereof shall be deemed to have been requested by Lender and shall be delivered to Lender on the date hereof.

(g)Maintenance of Perfected Security Interest; Filing of Financing Statements, Notices, etc.

(i)At the sole expense of such Obligor, each Obligor shall execute and deliver to Lender such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as Lender may reasonably request) and do all such other things, in each case, as Lender may reasonably deem necessary or appropriate (i) to assure to Lender its security interests hereunder, including (A) such instruments as Lender may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights and Copyright Licenses, a Notice of Grant of Security Interest in Copyrights and Copyright Licenses for filing with the United States Copyright Office or its foreign equivalents in the form of Exhibit 8(g)(i) (the “Copyright Security Agreement”), (C) with regard to Patents and Patent Licenses, a Notice of Grant of Security Interest in Patents and Patent Licenses for filing with the United States Patent and Trademark Office or its foreign equivalents in the form of Exhibit 8(g)(ii) hereto (the “Patent Security Agreement”) and (D) with regard to Trademarks and Trademark Licenses, a Notice of Grant of Security Interest in Trademarks and Trademark Licenses for filing with the United States Patent and Trademark Office or its foreign equivalents in the form of Exhibit 8(g)(iii) hereto (the “Trademark Security Agreement”), (ii) to perform the obligations and consummate the transactions contemplated hereby and (iii) to otherwise protect and assure Lender of its rights and interests hereunder. Such Obligor will furnish to the Lender from time to time statements and schedules further identifying and describing the assets and property of such Obligor in reasonable detail and such other reports in connection therewith, in each case, as Lender may reasonably request.

(ii)Such Obligor will not change its jurisdiction of organization, the location of its chief executive office, its name or its identity or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become misleading, except upon not less than ten (10) Business Days’ prior written notice to Lender (or such shorter amount of time reasonably acceptable to Lender) and delivery to Lender of (A) all additional financing statements and other documents (executed where appropriate) reasonably requested by Lender to maintain the validity, perfection and

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priority of the security interests provided for herein and (B) if applicable, any supplement to the Perfection Certificate.

(iii)Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints Lender, its nominee or any other person whom Lender may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Lender’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Loan Documents have been indefeasibly paid in full in cash or immediately available funds and all commitments of Lender have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by Lender without notice thereof to such Obligor wherever Lender may in its sole discretion desire to file the same.

(iv)Such Obligor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 7(b) hereof and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the express rights of such Obligor under the Loan Documents to dispose of the Collateral.

(h)Collateral Held by Warehouseman, Bailee, etc. If any Collateral having a value, individually or in the aggregate, in excess of $50,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and Lender so requests (i) notify such Person in writing of Lender’s security interest therein and (ii) instruct such Person to hold all such Collateral for Lender’s account and subject to Lender’s instructions. Any such Person shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Lender. At any time and from time during the existence of an Event of Default following notice to and consultation with the Borrower, Lender may give notice to any such Person holding all or any portion of the Collateral, that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, Lender, and obtain such Person’s written acknowledgment thereof.

(i)Commercial Tort Claims. Such Obligor shall promptly, and in any event within five (5) Business Days after obtaining any Commercial Tort Claim other than any Excluded Commercial Tort Claim seeking damages, individually or in the aggregate, in excess of $25,000,
(i) forward to Lender an updated Schedule 5(c) listing any and all such Commercial Tort Claims by or in favor of such Obligor seeking damages, individually or in the aggregate, in excess of
$25,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required or requested by Lender, or required by Law to create, preserve, perfect and maintain Lender’s security interest in any such Commercial Tort Claims initiated by or in favor of any Obligor.

(j)Books and Records. Such obligor shall mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.
(k)Nature of Collateral. Such Obligor shall at all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property.

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(l)Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies. Not without executing and delivering, or causing to be executed and delivered, Lender such agreements, documents and instruments as Lender may require, in each case within thirty (30) Business Days of the issuance or acquisition thereof, such Obligor shall not issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(m)Intellectual Property.

(i)Such Obligor shall not do any act or knowingly omit to do any act whereby any Intellectual Property could reasonably be expected to become invalidated or otherwise impaired, except to the extent the applicable Obligor has reasonably determined such Intellectual Property is no longer necessary or relevant in the ordinary course of business, and shall (A) not do any act, or knowingly omit to do any act, whereby any Intellectual Property that is material to such Obligor’s business could reasonably be expected to become injected into the public domain; (B) notify Lender promptly in writing if it knows that any Intellectual Property that is material to such Obligor’s business could reasonable be expected to become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Intellectual Property or its validity; (C) take all steps that are reasonably necessary or reasonably requested by Lender, to maintain and pursue each application (and to obtain the relevant registration) of each Intellectual Property owned by an Obligor that is material to such Obligor’s business and to maintain each registration of each Intellectual Property owned by an Obligor that is material to such Obligor’s business including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify Lender in writing of any infringement of any Intellectual Property of an Obligor that is material to such Obligor’s business of which such Obligor becomes aware and, upon the request of Lender, take such reasonably necessary actions as determined by such Obligor in consultation with Lender to protect such Intellectual Property, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii)Such Obligor shall not make any assignment or agreement in conflict with the security interest in the Intellectual Property of each Obligor hereunder (except the grant of Permitted Liens).

(iii)Except to the extent any applicable Obligor has determined any Trademark is no longer necessary or relevant in the ordinary course of business, such Obligor shall
(A) continue to maintain each Trademark in full force and effect, free from any claim of abandonment for non-use, (B) employ such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Laws, and (C) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated or impaired in any way.

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(iv)Such Obligor shall not do any act, or omit to do any act, whereby any Intellectual Property material to such Obligor’s business may become forfeited, abandoned or dedicated.

(v)[Reserved].

(vi)Except to the extent any applicable Obligor has determined any Intellectual Property is no longer necessary or relevant in the ordinary course of business, such Obligor shall take all steps reasonably necessary as determined by such Obligor, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii)Such Obligor shall promptly notify Lender in writing after such Obligor learns that any Intellectual Property owned by such Obligor and included in the Collateral is infringed, misappropriated or diluted by a third party in any material respect.

(viii)[Reserved].

(ix)Such Obligor shall take actions reasonably necessary in such Obligor’s reasonable determination to protect the confidentiality of such Intellectual Property and its rights therein, including (A) protecting the secrecy and confidentiality of its confidential information and Trade Secrets by having and enforcing a policy requiring all its prior, current and future employees, consultants, licensees, vendors and contractors, and all other persons having access to such Trade Secrets, to execute appropriate confidentiality agreements, (B) taking actions reasonably necessary in Obligor’s reasonable determination to ensure that no Trade Secret falls or has fallen into the public domain, and (C) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which it is the owner (or licensee, if any third party source code is in its possession or under its control) by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with appropriate use and non-disclosure restrictions.

(n)Receivables. Other than in the ordinary course of business, such Obligor will not
(a) grant any extension of the time of payment of any Receivable (other than an Excluded Receivable), (b) compromise or settle any Receivable (other than an Excluded Receivable) for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable (other than an Excluded Receivable), (d) allow any credit or discount whatsoever on any Receivable (other than an Excluded Receivable) or (e) amend, supplement or modify any Receivable (other than an Excluded Receivable) in any manner that could adversely affect the value thereof; provided, that none of such actions may be taken by such Obligor upon the occurrence and during the continuation of an Event of Default.

(o)Investment Property.

(i)Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any issuer shall be held by the applicable Obligor hereunder

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as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of Lender, to the extent provided hereunder, be delivered to Lender to be held by it as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Obligor, such Obligor shall hold such money or property in accordance with the Note and the other Loan Documents. Notwithstanding the foregoing, any such payment or distribution made in cash is only subject to this Section 8(o)(i) upon the occurrence and during the continuation of an Event of Default.

(ii)Without the prior written consent of Lender, such Obligor will not (A) vote to enable, or take any other action to permit, any issuer of Pledged Equity to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer, (B) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (other than any dispositions permitted under Section 9(d)), (C) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, Permitted Liens or other Liens permitted by the Loan Documents or (D) enter into any agreement or undertaking restricting the right or ability of such Obligor or Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(iii)In the case of each Obligor that is an issuer, such Obligor agrees that (A) it will be bound by the terms of this Agreement relating to the Investment Property (that constitutes Collateral hereunder) issued by it and will comply with such terms insofar as such terms are applicable to it and (B) it will take all actions required or reasonably requested by Lender to enable or permit each Obligor to comply with Sections 13(a), 13(d) and 14(e) hereof as to all Investment Property issued by it.

(iv)The parties acknowledge that no representation or warranty by any Obligor in this Section 8(o) is given as to Investment Property and the entities issuing the Investment Property.

(p)Further Assurances. Upon the request of the Noteholder, such Obligor shall promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the other Loan Documents to which it is a party.

9.Negative Covenants. Each Obligor hereby agrees and covenants that until such time as the Specified Obligations have been indefeasibly paid in full in cash or immediately available funds and all commitments of the Lender have terminated that said Obligor will not do, directly or indirectly, any of the following:

(a)Indebtedness. Incur, create, or assume any debt other than trade debt in the ordinary course of business other than debt arising under any of the AR Financing Agreements.

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(b)Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets that constitute Collateral, whether now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”): (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Obligor in conformity with GAAP; (ii) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; or (iii) Liens created pursuant to this Agreement and other financing agreements.

(c)Restricted Payments. Declare or pay any cash dividend on, or make any payment on account of, the purchase, redemption, defeasance, retirement of other acquisition of, any limited liability company membership interest of (or other ownership or profit interest in) such Obligor, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash or property or in obligations of such Obligor.

(d)Disposition of Assets: Sell, assign, lease, transfer or otherwise dispose of any of its assets that constitute Collateral, whether now owned or hereafter acquired, other than (i) the sale, assignment, lease, transfer or other disposition of such assets in the ordinary course of business, including sale of excess assets due to the closure of the Tustin office, (ii) dispositions of such assets to any of Greenlane Holdings, Inc., Greenlane Holdings, LLC, Merger Sub Gotham 2, LLC and (iii) dispositions of such assets that are worn-out, surplus or obsolete.

(e)Line of Business. Enter into any business, directly or indirectly, except for those businesses in which such Obligor is engaged on the date of this Agreement or that are reasonably related thereto.

(f)Dissolution. Engage in any dissolution, liquidation, division into two or more legal entities, consolidation or merger with or into any other business entity other than the dissolution of an Immaterial Subsidiary or the merger of an Immaterial Subsidiary into Borrower or of any of its direct or indirect Subsidiaries pursuant to which Borrower or such Subsidiary is the surviving entity.

10.Authorization to File Financing Statements. Each Obligor hereby authorizes Lender (and its counsel and its agents) to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as Lender may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to (i) describe the Collateral in a manner that is consistent with the grants made hereunder, (ii) describe the Collateral as being of equal or lesser scope or with greater detail, or (iii) include or contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance). Each Obligor hereby ratifies and authorizes the filing by Lender (and its counsel and its agents) of any financing statement with respect to the Collateral made prior to the date hereof.

11.Advances. Upon the occurrence of an Event of Default and during continuation thereof, Lender, after giving the Obligors advance written notice of its intention to do so (provided notice may be given promptly after taking such action if Lender determines that its rights would be materially impaired by giving advance notice to the Obligors), may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as Lender may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a

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payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which Lender may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by Lender on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Event of Default. Lender may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

12.Event of Default.

(a)The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(i)Failure to Pay. Borrower fails to pay any principal or interest or any other amount when due and such failure continues for three (3) Business Days.

(ii)Breach of Representations and Warranties. Any representation or warranty made by an Obligor to Lender herein or in any other Loan Document to which it is a party is incorrect in any material respect on the date as of which such representation or warranty was made.

(iii)Breach of Covenants. Any Obligor fails to observe or perform any covenant, condition or agreement contained in this Agreement, the Note or any other Loan Document to which it is a party and such default, other than that specified in Section 12(a)(i) above, shall continue unremedied for a period of fourteen (14) days after the earlier of (x) the date on which written notice thereof shall have been given to Obligor from Lender or
(y) the date on which an Obligor has knowledge of such failure.

(iv)Cross-Defaults. Any Obligor fails to pay when due any of its indebtedness (other than indebtedness arising under the Note or any other Loan Document), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

(v)Bankruptcy and Related Matters.

(1)Any Obligor commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or said Obligor makes a general assignment for the benefit of its creditors;

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(2)There is commenced against any Obligor any case, proceeding, or other action which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of forty-five (45) days;

(3)There is commenced against any Obligor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days from the entry thereof;

(4)There is an assignment for the benefit of creditors; or

(5)There is any action taken by any Obligor in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in subsections (1) to (4) above.

(vi)Judgments. One or more judgments or decrees shall be entered against any Obligor and all such judgments or decrees involving in the aggregate a liability in an amount in excess of $50,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

(b)Once an Event of Default occurs, it will continue in existence unless and until Lender states in writing that the facts and circumstances that precipitated the Event of Default have been resolved to Lender’s satisfaction (in its sole and absolute discretion) and that the Loan is reinstated.

13.Remedies.

(a)General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, Lender shall have, in addition to the rights and remedies provided herein, in the other Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, Lender may, with or without judicial process or the aid and assistance of others, (i) upon notice to the Obligors (to the extent required by Law), enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to Lender at the expense of the Obligors any Collateral at any place and time designated Lender which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or

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otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that Lender shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither Lender’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 9.1 of the Note at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial communities of Las Vegas, Nevada (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and Lender may, in such event, bid for the purchase of such securities. Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, Lender may be a purchaser at any such sale. Further, in the event of a foreclosure by Lender on any of the Collateral pursuant to a public or private sale or a sale under §363 of the Bankruptcy Code of the United States, Lender may be the purchaser of any or all of such Collateral at any such sale and Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Lender at such sale. To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or Lender may further postpone such sale by announcement made at such time and place.

(b)Reserved.

(c)Reserved.

(d)Investment Property. In addition to the remedies set forth in Section 14(e) hereof, each Obligor hereby authorizes and instructs each issuer of any Investment Property pledged by such Obligor hereunder to, following the occurrence and during the continuance of an Event of Default, and any such issuer party hereto agrees to, (i) comply with any instruction received by it from Lender in writing, without any other or further instructions from such Obligor, and each Obligor agrees that each issuer shall be fully protected in so complying and (ii) after receipt by an issuer of any instructions pursuant to the foregoing clause (i), pay any dividends or other payments with respect to such Investment Property directly to Lender; provided, however, that the foregoing

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shall be subject to any additional requirements under foreign law in the case of any Pledged Equity of foreign Subsidiaries. Lender agrees that it shall not send any such instruction unless (A) an Event of Default has occurred and is continuing and (B) such instruction is otherwise in accordance with the terms of this Agreement.

(e)Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, Lender, upon notice to the Obligors and subject to any lease applicable thereto, shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to Lender, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, Lender, upon notice to the Obligors, may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(f)Nonexclusive Nature of Remedies. Failure by Lender to exercise any remedy following the occurrence of an Event of Default or any other right or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of Lender shall only be granted as provided herein. To the extent permitted by Law, neither Lender nor any party acting as attorney for Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder that has been determined by a final non-appealable judgment from a court of competent jurisdiction. The rights and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right or remedy which Lender may have.

(g)Retention of Collateral. In addition to the rights and remedies hereunder, Lender may, following the occurrence of an Event of Default, in compliance with Sections 104.9620 and 104.9621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until Lender shall have provided such notices, however, Lender shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(h)Deficiency. In the event that, following the occurrence of an Event of Default, the proceeds of any sale, collection, realization or other disposition of the Collateral are insufficient to pay all amounts to which Lender are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(i)Intellectual Property. With respect to all Intellectual Property constituting Collateral, upon the occurrence and during the continuance of an Event of Default at such time as Lender shall be lawfully entitled to exercise such rights and remedies hereunder, and solely for purposes of exercising such rights and remedies, each Obligor hereby (A) grants to Lender a non- exclusive (exercisable without payment of royalty or other compensation to such Obligor), irrevocable (until termination of this Agreement) license to use or sublicense, any Intellectual Property now owned or hereafter acquired by such Obligor and included in the Collateral, wherever

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the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, (x) that any such licenses granted hereunder with respect to trademarks registrations and applications shall be subject to the maintenance of quality standards with respect to the goods and services on which such trademarks are used sufficient to preserve the validity of such trademarks; (y) that any such licenses granted hereunder with regard to trade secrets shall be subject to the requirement that the secret status of trade secrets be maintained and reasonable steps are taken to ensure that they are maintained; and (z) that Lender shall have no greater rights than those of the Obligor under any such license granted hereunder; and (B) as to the rights of such Obligor itself, and subject to the rights of any third party at law, in equity, or pursuant to any license agreement entered into by such Obligor, such Obligor agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, Lender may sell or license such Obligor’s Inventory directly to any third party, including without limitation third parties who have previously purchased any of such Obligor’s Inventory from such Obligor and in connection with any such sale or other enforcement of Lender’s rights under this Agreement, may (subject to any restrictions contained in applicable third-party licenses entered into by such Obligor) sell Inventory which bears any trademark included in the Collateral owned by or licensed to such Obligor and any Inventory that is covered by any Intellectual Property interest owned by or licensed to such Obligor, and Lender may finish any work in process and affix any such relevant trademark owned by or licensed to such Obligor thereto and sell such Inventory as provided herein; provided, however, that all goodwill arising from any such use of any such trademark shall inure to the benefit of such Obligor. The use of the license granted pursuant to clause (A) of the preceding sentence may be exercised, at the option of Lender, only upon the occurrence and during the continuance of an Event of Default. As used herein, the term “Inventory” shall mean “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any person, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of such person for sale or lease or are furnished or are to be furnished under a contract of service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

14.Rights of Lender.

(a)Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints Lender, and each of its designees or agents, as attorney-in- fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions, without notice to or assent by such Obligor, upon the occurrence and during the continuance of an Event of Default and at such time as Lender shall be lawfully entitled to exercise such rights and remedies hereunder, and solely for purposes of exercising such rights and remedies against the Collateral:

(i)to demand, collect, settle, compromise, adjust, give discharges and releases, all as Lender may reasonably determine;

(ii)to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Lender may deem reasonably appropriate;

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(iv)to sell, assign, transfer, pledge, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender’s option and such Obligor’s expense, at any time, or from time to time, all acts and things which Lender deems necessary or desirable to protect, preserve or realize upon the Collateral and Lender’s security interests therein and to effect the intent of this Agreement, as fully and effectively as such Obligor might do;

(v)to adjust and settle claims under any insurance policy relating thereto;

(vi)to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that Lender may determine necessary or desirable in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(vii)to institute any foreclosure proceedings that Lender may deem appropriate;

(viii)to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(ix)to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as Lender may reasonably deem appropriate;

(x)to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of Lender or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 13 hereof;

(xi)to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

(xii)to do and perform all such other acts and things as Lender may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been indefeasibly paid in full in cash or immediately available funds and all commitments of the Lender have terminated. Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Lender in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Lender shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of

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competent jurisdiction. This power of attorney is conferred on Lender solely to protect, preserve and realize upon its security interest in the Collateral.

(b)Assignment by Lender. Lender may from time to time assign the Specified Obligations in accordance with the Note, with written notice thereof given to Borrower, and such assignee shall be entitled to all of the rights and remedies of Lender under this Agreement in relation thereto.

(c)Lender’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by Lender hereunder, Lender shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and Lender shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that Lender shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder. In the event of a public or private sale of Collateral pursuant to Section 13 hereof, Lender shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale. Upon exercise of its remedies hereunder with respect to Pledged Equity, Lender shall in good faith realize the value of the underlying entity.

(d)Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any payment relating to such Account pursuant hereto, nor shall Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)Voting and Payment Rights in Respect of the Pledged Equity.

(i)So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose unless inconsistent with the terms of this Agreement or any other Loan Document and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed hereunder; and

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(ii)After the occurrence and during the continuance of an Event of Default and at such time as Lender shall be lawfully entitled to exercise such rights and remedies hereunder, and solely for purposes of exercising such rights and remedies, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in Lender, which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in Lender which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of Lender, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to Lender as Collateral in the exact form received, to be held by Lender as Collateral and as further collateral security for the Secured Obligations, and (D) Lender shall have the sole right to exercise any rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but Lender shall have no duty to any Obligor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

15.Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8 of the Note, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by Lender in Money, will be applied in reduction of the Secured Obligations in the order set forth in Section 5.2 of the Note.

16.Continuing Agreement.

(a)This Agreement shall remain in full force and effect until such time as the Specified Obligations have been indefeasibly paid in full in cash or immediately available funds and all commitments of the Lenders arising under the Loan Documents have terminated, at which time this Agreement shall be automatically terminated and Lender shall forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents requested by the Obligors evidencing such termination.

(b)This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

17.Expenses. In addition to the expenses and costs described in Section 3 hereof, Borrower agrees to pay on demand: (i) all reasonable and documented (in summary form) out-of-pocket costs and expenses of Lender in connection with any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for Lender; (ii) all costs and expenses of Lender in connection with any Event of Default and the enforcement of this Agreement or any other Loan Document, including,

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without limitation, court costs and the fees and expenses of legal counsel, advisors, consultants, experts and auditors for Lender; (iii) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents;
(iv) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (v) all other costs and expenses incurred by Lender in connection with the enforcement or protection of its rights under this Agreement or any other Loan Document, any workout or restructuring (including the negotiations thereof), any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of the Obligors. Any amount to be paid under this Section 17 shall be a demand obligation owing by the Obligors and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Rate. The obligations of the Borrower under this Section 17 shall survive payment of the Secured Obligations and other obligations hereunder and the assignment of any right hereunder.

18.Amendments; Waivers; Modifications, etc. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Obligor therefrom shall be effective unless the same shall be in writing signed by Lender and the Obligors, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purposes for which made or given; provided that any update or revision to Schedule 5(c) hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 18.

19.Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and permitted assigns and shall inure, together with the rights and remedies of Lender, to the benefit of Lender and its successors and permitted assigns.

20.Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 9.1 of the Note.

21.Cumulative Remedies. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22.Set-Off. Each Obligor hereby irrevocably authorizes Lender at any time and from time to time after the occurrence and during the continuance of an Event of Default, upon any amount becoming due and payable by such Obligor hereunder or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender to or for the credit or the account of such Obligor, or any part thereof in such amounts as Lender may elect, against and on account of the obligations and liabilities of such Obligor to Lender hereunder and claims of every nature and description of Lender against such Obligor, in any currency, whether arising hereunder, under the Note, any other Loan Document or otherwise, as Lender may elect, whether or not Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Lender shall notify such Obligor promptly of any such set-off and the application made by such holder of the Secured Obligations of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 22 are in addition to other rights and remedies

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(including other rights of set-off) that Lender may have and are subject to any applicable limitations set forth in the Note.

23.Counterparts. This Agreement may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

24.Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25.Governing Law. This Agreement, the Note, the other Loan Documents, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating thereto, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Nevada.

26.Submission to Jurisdiction.

(a)Each Obligor hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Agreement, the Note, or any other Loan Document shall be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada located in Clark County, Nevada and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against any Obligor in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)Nothing in this Section 26 shall affect the right of Lender to (i) commence legal proceedings or otherwise sue any Obligor in any other court having jurisdiction over such Obligor or (ii) serve process upon such Obligor in any manner authorized by the laws of any such jurisdiction.

27.Venue. Obligors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, the Note or the other Loan Documents in any court referred to in Section 26 above and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

28.WAIVER OF JURY TRIAL. EACH OBLIGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

29.Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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30.Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all

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prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

31.Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and Lender shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies Lender shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of Lender under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

32.Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement, Constituent Document or similar organizational or governance documents of such issuer.

33.Marshaling. Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of Lender hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Obligor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Obligor hereby irrevocably waives the benefits of all such laws.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:    WAREHOUSE GOODS LLC,
a Delaware limited liability company

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

GREENLANE HOLDINGS, INC.,
a Delaware corporation

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

GREENLANE HOLDINGS, LLC,
a Delaware limited liability company

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

GREENLANE HOLDINGS EU B.V.,
a company organized under the laws of The Netherlands

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

HSCM LLC,
a Delaware limited liability company

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

HS PRODUCTS LLC,
a Delaware limited liability company

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

GS FULFILLMENT LLC,
a Delaware limited liability company

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

GLOBAL PACIFIC HOLDINGS LLC,
a Delaware limited liability company

By: /s/      Name: Craig Snyder
Title:    Chief Executive Officer

VAPE WORLD DISTRIBUTION LTD.,
a company organized under the laws of Canada

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

SOUTH ATLANTIC HOLDINGS LLC,
a Delaware limited liability company

By: /s/     Name: Craig Snyder
Title:    Chief Executive Officer

MERGER SUB GOTHAM 2, LLC,
a Delaware limited liability company

By: /s/         Name:    Craig Snyder
Title:    Chief Executive Officer

LENDER:    SYNERGY IMPORTS LLC,
a Nevada limited liability company

By: /s/         Name:    Cortney Smith

ACTIVE:19666076.9